UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012 (September 27, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2012, Chesapeake Energy Corporation (the “Company”) entered into amendments to its employment agreements with executive vice presidents and senior vice presidents of the Company which extended the term of such agreements through December 31, 2012. The employment agreements are being extended in their current form to allow the Compensation Committee of the Company's Board of Directors sufficient time to complete the comprehensive review it is undertaking with respect to executive compensation matters. A form of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On September 27, 2012, Douglas J. Jacobson, Executive Vice President – Acquisitions and Divestitures of the Company, entered into a sales trading plan pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934. The plan expires on March 29, 2013 and has been approved by the Company in accordance with its Insider Trading Policy. The plan is part of Mr. Jacobson’s long-term strategy to diversify assets. Other Company executives may enter into Rule 10b5-1 trading plans in the future from time to time, and some Company executives have previously entered into such trading plans.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President – Treasurer and Corporate Secretary

Date:                      October 3, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Form of amendment to employment agreement